Exhibit 10.25


                          SUMMIT GLOBAL LOGISTICS, INC.
                             SEVERANCE BENEFIT PLAN
                                       AND
                            SUMMARY PLAN DESCRIPTION









                        EFFECTIVE AS OF DECEMBER 1, 2006










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                                I. INTRODUCTION

1.1      PURPOSE

The purpose of this severance plan, to be known as the Summit Global Logistics, Inc. Severance Benefit Plan (the "Plan"), effective as of the "Effective Date," as defined herein, is to assist Eligible Employees of Summit Global Logistics, Inc. ("Summit") and its subsidiaries (the "Company"), whose employment is involuntarily terminated due to circumstances that (i) are described in Section 2.1.b of this Plan, and (ii) are anticipated to result in such individuals experiencing a period of unemployment. This Plan supersedes and replaces any previous plan, program, policy, practice or arrangement by which Company may have provided severance benefits. All prior Company severance plans, practices or programs, whether informal or formal, are hereby terminated. This document constitutes both the Plan text and the Summary Plan Description for the Plan.

The Company is pleased to provide this Plan to Eligible Employees, and wants you, as a potentially Eligible Employee, to know about and understand it. This description of the Plan has been prepared to let you know how the Plan works and how it may benefit you. You should read all parts of this description carefully so that you will understand not only the ways in which the Plan may benefit you, but also certain exclusions from coverage and limitations on payments which may apply to you. If you have any questions about the Plan, you should contact the Administrator.

THE SUMMIT GLOBAL LOGISTICS, INC. SEVERANCE BENEFIT PLAN ("PLAN") IS AN EMPLOYEE WELFARE PLAN AS DEFINED IN SECTION 3(1) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA"). IT IS NOT A FUNDED PLAN; ANY BENEFITS OWED UNDER THE PLAN WILL BE PAID FROM THE GENERAL ASSETS OF THE COMPANY IF AND WHEN SUCH BENEFITS ARE OWED. EMPLOYEES HAVE NO RIGHTS TO OR INTEREST IN ANY SPECIFIC ASSETS OR ACCOUNTS OF THE COMPANY EVEN IF AMOUNTS ARE CREDITED TO ACCOUNTS DESIGNATED TO BE USED FOR THE PAYMENT OF PLAN BENEFITS.






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                       II. YOUR PARTICIPATION IN THE PLAN


2.1      HOW DO I BECOME ELIGIBLE TO RECEIVE BENEFITS UNDER THE PLAN?

Only Eligible Employees (also referred to herein as "Participants") are eligible to receive benefits under this Plan. An Eligible Employee for these purposes is an Employee (i) who is NOT ineligible for benefits under Section 2.2 of the Plan, and (ii) who first satisfies each of the following three requirements:

         a. The Employee is a full-time employee of the Company as of the Effective Date or is hired by the Company within six months following as of the Effective Date, and if neither is the case, has worked as a full-time employee of the Company for at least one
              (1) year; AND

         b. The Employee's employment with the Company is terminated because of:

              (i)     A permanent reduction in force by the Company;

              (ii) The Employee declining a transfer to another Company, as defined in Plan Section 7.6, that is deemed suitable by the Company that employs the Employee;

              (iii) The elimination of a job or employment classification by the Company;

              (iv)    A Change in Control of Summit;

              (v)     The   consolidation   of   certain    administrative   and
                      operational functions of Summit;

              (vi) The permanent or temporary shutdown of a portion of Summit's operations that includes the Employee's position; and/or

              (vii) The sale of a business unit by the Company or other corporate divestiture with respect to Summit; AND

         c. The Employee has executed no earlier than the Employee's Termination Date and on or before the sixtieth (60th) day immediately following the Employee's Termination Date, a settlement agreement and release ("Release"). If the Employee fails to execute the Release within the prescribed time period, the Employee shall fail to qualify as a Participant under the Plan. The Employee shall be deemed to have executed the Release within the prescribed time period if the Company fails to provide the Employee with the Release for execution within thirty (30) days after the Employee's Termination Date.

2.2      IN WHAT CIRCUMSTANCES WILL I BE INELIGIBLE FOR BENEFITS UNDER THE PLAN?

Subject to Section 4.2, an Employee shall be ineligible for benefits under this Plan if the individual:


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         a.   Is terminated for "Good Cause," as defined in this Section 2.2;

         b.   Voluntarily quits;

         c. Fails to work through his or her Termination Date, or such earlier date specified by the Company;

         d.   Is receiving long-term disability benefits;

         e. After the Termination Date, performs services (i) for a division, subdivision, branch, location, or other identifiable part of the Company's business that is sold or otherwise transferred to an owner other than the Company, regardless of whether the new owner offers continued or comparable employment to the Employee, or (ii) for any entity with which the Company has a continuing relationship, and in which the Company is or has been a significant contributor or investor, regardless of whether such entity offers continued or comparable employment to the employee;

         f.   Dies prior to his or her Termination Date; or

         g. Is on any leave of absence, short-term layoff, or absent for any reason (other than approved vacation, approved family medical leave, or medically certified sick leave) immediately prior to the Participant's Termination Date.

For purposes of this Section 2.2, "Good Cause" for termination shall include, but is not limited to, poor performance, dishonesty or other misconduct, such as excessive absenteeism or failure to comply with the business rules of the Company.







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                          III. SEVERANCE PLAN BENEFITS

3.1      WHAT BENEFITS DO PARTICIPANTS RECEIVE?

An Eligible Employee of the Company who remains employed through his or her Termination Date, or such earlier date selected by Company in writing, and who executes, prior to any payment, the Release, will receive a severance benefit under this Plan in an amount determined pursuant to the formula set forth on Exhibit A hereto.

This Plan is designed to provide different benefits for separate categories of Employees, which have been established by Company solely for purposes of this Plan. Each Employee covered by this Plan will receive an Exhibit A bearing that Employee's name, which describes the benefits for that Employee's category. An Exhibit A is valid for purposes of this Plan only if it bears the name of the Employee claiming benefits hereunder. Employees who have not received, or have misplaced, their Exhibit A may obtain a replacement Exhibit A from the Administrator. The Company may amend Exhibit A with respect to an Employee at any time prior to the earlier of the date it notifies such Employee that it is terminating his or her employment or a Change in Control.

For purposes of this Section 3.1 and Exhibit A hereto:

         a. A Year of Service means a completed 12-consecutive month period commencing with the Employee's date of hire or an anniversary thereof. Partial years of service will be credited as one (1) Year of Service if an Employee has worked at least 1,000 hours during a year, calculated from an anniversary of the date of hire. No credit for partial years of service will be given to Employees who work less than one year in total. In computing months or years of service for purposes of this Plan, only continuous service accrued as a regular, full-time Company Employee will count. Service
              earned  as  a  temporary  Employee,   independent  contractor,  or
              consultant to Company shall not be counted for purposes of determining length of service under this Plan, even if all or a portion of such service subsequently is determined by the Internal Revenue Service or any other governmental agency to have constituted employment.

         b. A Week's Base Salary is calculated by dividing the Employee's rate of Annual Base Salary as of the Termination Date by 52 weeks; a Month's Base Salary is calculated by dividing the Employee's rate of Annual Base Salary as of the Termination Date by 12. Annual Base Salary, for these purposes, shall mean total compensation (and, in the case of salespersons, total compensation for the immediately prior month multiplied by 12), but shall not include any bonus pay, commissions (other than sales commissions), incentives, overtime, awards, employee benefits, shift differentials, or other incidental compensation.

3.2      HOW WILL MY SEVERANCE BENEFITS UNDER THIS PLAN BE PAID?

Severance Plan Benefits will be paid as salary continuation on the Company's regular paydays.


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3.3     WHAT  BENEFITS  DO  EMPLOYEES RECEIVE IF THEY  CHOOSE NOT  TO EXECUTE  A
RELEASE?

If an Employee chooses not to execute a Release, the Employee shall NOT receive any Severance Plan Benefits.

3.4     WHAT IS THE PURPOSE OF THE RELEASE?

An Employee who executes a Release agrees not to assert a claim concerning his or her employment with the Company.

3.5     WILL I RECEIVE ANY ADDITIONAL "PLANT CLOSING" TYPE BENEFITS?

No. The Severance Plan Benefits provided in this Plan are the maximum benefits that Company will pay. To the extent that any federal, state or local law, including, without limitation, any so-called "plant closing" law, requires the Company to give advance notice or make a payment of any kind to an Eligible Employee because of that Employee's involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, change in control, or any other similar event or reason, the benefits provided under this Plan shall either be reduced or eliminated. The benefits provided under this Plan are intended to satisfy and exceed any and all statutory obligations that may arise out of an Eligible Employee's involuntary termination for the foregoing reasons and the Administrator shall so construe and implement the terms of the Plan.

3.6     WHAT EFFECT WILL SEVERANCE PLAN BENEFITS HAVE ON OTHER COMPANY BENEFITS?

Benefits payable under this Plan are independent of any benefits to which an Employee might be entitled under any other employee benefit plan maintained by Company. You should carefully review the terms of any such other benefit plans to determine whether your rights thereunder are affected by a termination of your employment with Company.







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                             IV. GENERAL PROVISIONS

4.1      ADMINISTRATOR.

The Plan shall be administered by the Compensation Committee of Summit's Board of Directors. In such capacity, the Compensation Committee shall oversee the operation of the Plan shall serve as the Administrator. Subject to Section 4.2.b, the Administrator will have full power and right to administer the Plan and in all of its details. For this purpose, the Administrator's power and rights include, but will not be limited to the following:

         a. to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or required to comply with applicable law;

         b.   to interpret the Plan, its interpretation thereof in good faith to
              be  final  and  conclusive  on  any  Employee,   former  Employee,
              Participant, former Participant and Beneficiary;

         c. to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan and to make all factual determinations;

         d. to compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits will be paid;

         e.   to authorize the payment of benefits;

         f. to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations;

         g. to appoint such agents, counsel, accountants and consultants as may be required to assist in administering the Plan; and

         h. by written instrument, to allocate and delegate its fiduciary responsibilities in accordance with Section 405 of ERISA.

4.2      RIGHT TO AMEND OR TERMINATE.

         a. Subject to Section 4.2.b, the Compensation Committee reserves the power and right to modify, amend, or terminate (in whole or in part) any or all of the provisions of the Plan at any time for any reason. Any Plan amendment shall be adopted by action of the Company's Compensation Committee and executed by a Corporate Officer authorized to act on behalf of the Company.

         b. Notwithstanding anything herein to the contrary, in the event of a Change in Control, this Plan shall no longer be subject to amendment or termination with respect to Affected Individuals who are Employees of the Company as of the date of the Change in Control, but, as applied to such Affected Individuals with respect

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              to all  rights  hereby  conferred  as a result  of that  Change in
              Control,  (i) the terms and conditions  hereof shall become fixed,
              (ii) the benefits promised hereunder shall become fully vested contract rights, (iii) the Annual Base Salary used to determine an
              Affected   Individual's   benefits   hereunder   shall   be   such
              individual's highest rate of Annual Base Salary (in the case of a salesperson, highest earning month multiplied by 12) during the period commencing on the first day of the Plan Year prior to the Plan Year in which the Change in Control occurs and ending on the date of the Affected Individual's Termination Date and (iv) the requirements of Section 2.1.b shall be deemed satisfied.

         c. For purposes of this Plan, a Change in Control shall occur when the first step is taken (E.G., commencement of negotiations) in a process that results in any one of the following events:

              i. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (the "Act") of beneficial ownership (within the meaning of Rule 13d-3 of the Act) of 20% or more of the (A) then outstanding voting stock of Summit; or (B) the combined voting power of the then outstanding securities of Summit entitled to vote; or

              ii. An ownership change in which the shareholders of Summit before such ownership change do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of Summit after such transaction, or in which Summit is not the surviving company; or

              iii. The direct or indirect sale or exchange by the beneficial owners (directly or indirectly) of Summit of all or substantially all of the stock of Summit; or

              iv. The composition of the Board changes so that the Board is not under the control of the current shareholders or their representatives; or

              v. A reorganization, merger or consolidation in which Summit is a party;

              vi. The sale, exchange, or transfer of all or substantially all of the assets of Summit; or

              vii.    The bankruptcy, liquidation or dissolution of Summit; or

              viii. Any transaction involving Summit whereby Summit acquires an ownership interest of any percentage in, enters into a joint venture, partnership, alliance or similar arrangement with, or becomes owned in any percentage by, any other entity that is engaged in a business similar to the business engaged in by the Company and that has operations in North America immediately before such transaction or within one year thereafter.

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         d.   For purposes of this Plan, an Affected Individual is an individual who satisfies at least one of the following criteria:

              (i) The individual's employment with the Company is terminated by the Company for any reason other than the individual's long term disability within the period commencing on the date of the Change in Control and ending on last day of the second Plan Year ending after the closing date for the transaction effecting the Change in Control (the "Change in Control Period"), or

              (ii) The individual terminates employment with the Company during the Change in Control Period for Good Reason. For these purposes, the term "Good Reason" shall mean:

                      A. Without the individual's prior written consent, any material diminution in the individual's authority, duties or responsibilities; or

                      B. Any failure by the Company to pay the individual an Annual Base Salary which is equal to or greater than the annual rate in effect during the immediately preceding Plan Year; or

                      C. Without the individual's prior written consent, the relocation of the principal place of the individual's employment to a location more than 30 miles from the Company. Location where the individual was working immediately prior to the relocation; or

                      D. A material breach by the Company of any of the material provisions of its Employment Agreement with the individual (if any), provided, however, that prior to any such termination pursuant to this subparagraph D, the Company's Compensation Committee must be given notice by the individual of such acts or omissions and no less than 20 days to cure the same.

4.3      EFFECT OF AMENDMENT OR TERMINATION.

Any amendment, discontinuance, or termination of the Plan shall be effective as of such date as the Compensation Committee shall determine.

4.4      ARBITRATION OF DISPUTES.

All controversies or claims that may arise between the Employee and the Company in connection with this Agreement shall be settled by arbitration. The parties (Summit, on behalf of the Company) further agree that the arbitration shall be held in the State of New Jersey, and administered by the American Arbitration Association under its Commercial Arbitration Rules, applying New Jersey law, except to the extent such law is preempted by ERISA.

         a. QUALIFICATIONS OF ARBITRATOR. The arbitration shall be submitted to a single arbitrator chosen in the manner provided under the rules of the American


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              Arbitration Association. The arbitrator shall be disinterested and shall not have any significant business relationship with either party, and shall not have served as an arbitrator for any disputes involving the Company or any of its Affiliates more than twice in the thirty-six (36) month period immediately preceding his or her date of appointment. The arbitrator shall be a person who is
              experienced   and   knowledgeable   in  employment  and  executive
              compensation law and shall be an attorney duly licensed to practice law in one or more states.

         b. POWERS OF ARBITRATOR. The arbitrator shall not have the authority to grant any remedy which contravenes or changes any term of this Plan and shall not have the authority to award punitive or exemplary or damages under any circumstances. The parties shall equally share the expense of the arbitrator selected and of any stenographer present at the arbitration. The remaining costs of the arbitrator proceedings shall be allocated by the arbitrator, except that the arbitrator shall not have the power to award attorney's fees.

         c. EFFECT OF ARBITRATOR'S DECISION. The arbitrator shall render its decision within thirty (30) days after termination of the arbitration proceeding, which decision shall be in writing, stating the reasons therefor and including a brief description of each element of any damages awarded. The decision of the arbitrator shall be final and binding. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

4.5      GOVERNING LAW.

Except as may be otherwise provided in the contracts incorporated by reference into the Plan, the provisions of the Plan shall be construed, administered and enforced according to ERISA and, to the extent not preempted, by the laws of the State of New Jersey.

4.6      ADDRESSES, NOTICE, WAIVER OF NOTICE.

Each Participant must file with the Administrator, in writing, his or her current mailing address. Any communications, statement or notice addressed to such a person at his or her last mailing address as filed with the Administrator will be binding upon such person for all purposes of the Plan.

4.7      SEVERABILITY.

If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

4.8      SECTION 409A COMPLIANCE.

Notwithstanding anything herein to the contrary, to the extent a delay or acceleration of the payments called for under any provision of this Plan is determined to be necessary in the opinion of Company's tax advisors to prevent imposition of an additional tax to a Participant under Section 409A(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), then the timing of such payment shall be accelerated to the extent necessary to comply with the "short-term deferral" rule or shall not be made, as applicable, until the first date on which such


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payment  is  permitted  in  compliance   with  Section  409A  and  the  Treasury
Regulations or other interpretative guidance issued thereunder.





























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                              V. CLAIMS PROCEDURE

5.1      INITIAL CLAIM FOR BENEFITS.

         a. MAKING A CLAIM. You may claim a specific benefit under the Plan or request a specific interpretation or ruling under the Plan regarding entitlement to future benefits by submitting a written claim for benefits to the Administrator.

         b. DENIAL OF CLAIM. If your claim is denied, in whole or in part, the Administrator shall provide you with written notification of such adverse benefit determination within 90 days after the receipt of the claim. Such 90-day period may be extended by the Administrator for a period of up to 90 days, but only if the Administrator determines that special circumstances require such an extension. If the Administrator determines that such an extension is required, you will receive written notice of the reasons for such extension and the date on which the Administrator expects to render a benefit determination on your claim. The Administrator will send you this notice prior to the expiration of the initial 90-day period.

         c. CONTENT OF INITIAL NOTICE OF ADVERSE BENEFIT DETERMINATION. Any written notice of adverse benefit determination will include the following: (i) the reasons for denial, with specific reference to the Plan provisions on which the denial is based; (ii) a description of any additional material or information required and an explanation of why it is necessary; (iii) an explanation of the Plan's claim review procedure; (iv) a statement that any appeal must be made by giving the Administrator, within 60 days of the notice of adverse benefit determination, unless extended by the Administrator for good cause shown, written notice of such appeal, which shall include a full description of the pertinent issues and the basis for the claim; and (v) a statement of your right to bring a civil action under Section 501(a) of ERISA following an adverse benefit determination on review.

         d. EFFECT OF FAILURE OF ADMINISTRATOR TO RENDER TIMELY DECISION. If the decision of the Administrator is not rendered within the initial 90-day or extended 90-day period, as applicable, you should consider your claim to have been denied.

5.2      APPEAL OF DENIED CLAIM.

         a. REQUEST FOR REVIEW. If your claim is denied or you have not received a response within the initial or extended 90-day determination period, you may request a review by notice given in writing to the Administrator. Such request must be made within 60 days after your receipt of the written notice of adverse benefit determination, or in the event that you have not received a response with the initial 90-day or extended 90-day period, within 60 days after the expiration of the applicable 90-day period, unless extended by the Administrator for good cause shown.



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         b.   REVIEW OF APPEAL.  The claim or request  will be  reviewed  by the
              Administrator, which may, but shall not be required to, convene a hearing. On review, you may have representation, examine relevant documents (free of charge), and submit issues and comments in writing.

5.3      FINAL DECISION.

         a. TIME FRAME. The Administrator normally will make the decision on review of an appealed claim within 60 days after receiving a claimant's request for review. If an extension of time is required for a hearing or because of other special circumstances, the Administrator will send you a written notice of extension, explaining the reason for the extension, and the expected date of its decision before the expiration of the initial 60 day period. In no event will the extension exceed an additional 60 days.

         b. EXPLANATION OF DECISION. The final decision of the Administrator will be delivered to you in written form and, if adverse, contain the following information: (i) the reasons for the adverse determination; (ii) specific references to the relevant Plan provisions upon with the determination is based; (iii) a statement that you are entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to your claim for benefits; and (iv) a statement of your right to bring action under Section 501(a) of ERISA.

         c. EFFECT OF FAILURE OF ADMINISTRATOR TO RENDER TIMELY DECISION. If the decision of the Administrator is not rendered within the initial 60-day or extended 60-day period, you should consider your claim on review to have been denied. Subject to your right to bring action under Section 501(a) of ERISA, all decisions on review shall be final and bind all parties concerned.








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                         VI. STATEMENT OF ERISA RIGHTS

As a Participant in the Plan you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan Participants shall be entitled to:

         RECEIVE INFORMATION ABOUT YOUR PLAN AND BENEFITS

         a. Examine, without charge, at the Administrator's office, all Plan documents, including this document, and a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

         b. Obtain copies of these documents and other Plan information upon written request to the Administrator. The Administrator may make a reasonable charge for the copies.

         PRUDENT ACTIONS BY PLAN FIDUCIARIES

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries," have a duty to do so prudently and in the interest of you and other Plan Participants and Beneficiaries.

Neither the Company nor any other person may fire you or otherwise discriminate against you in any way to prevent you from obtaining benefits under the Plan or exercising your rights under ERISA.

         ENFORCE YOUR RIGHTS

If a claim for benefits under the Plan is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal Court. In such a case, the Court may require the Administrator to provide the materials and pay you up to $110 a day until you receive them, unless they were not sent because of reasons beyond the Administrator's control. If you have a claim for benefits which is denied or not processed, in whole or in part, you may file suit in a State or Federal Court. If it should happen that the Plan's fiduciaries misuse the Plan's money (if any), or you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal Court. The Court will decide who should pay the court costs and legal fees. If you are successful, the Court may order the person you have sued to pay these costs and fees. If you lose, the Court may order you to pay these costs and fees if, for example, it finds your claim to be frivolous.

         ASSISTANCE WITH YOUR QUESTIONS

If you have any questions about your Plan. Your should contact the Administrator. If you have any questions about this Statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

         ADDITIONAL INFORMATION.

If there are any provisions of this Plan and/or Summary Plan Description which are not entirely clear to you, please ask for a clarification from the Administrator. If you submit a written request for information or for a more detailed explanation of any provision of the Plan, the Administrator will respond to you in writing. Only the Administrator is authorized to interpret the Plan and you should not rely upon interpretations of the Plan from any other source.

                                VII. DEFINITIONS

The following words and phrases are used quite frequently in this Summary Plan Description and have special meanings of which you should take note.

7.1 The ADMINISTRATOR is the person or persons designated by the Company's Compensation Committee to administer and oversee the operation of the Plan.

7.2 An AFFILIATE is any Person (i) which, with respect to the Company, directly or indirectly beneficially owns (within the meaning of Rule 13d-3 promulgated under the Act) securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by all outstanding securities of the Company or (ii) with respect to which the Company beneficially owns (within the meaning of Rule 13d-3 promulgated under the Act securities or other equity interests possessing more than 50% of the aggregate voting power in the election of directors (or similar governing body) represented by, or more than 5% of the aggregate value of, all outstanding securities or other equity interests of such Person.

7.3 A BENEFICIARY is a person or persons entitled to receive benefits under the Plan upon the death of a Participant.

7.4      The BOARD OF DIRECTORS means the Board of Directors of Summit.

7.5      The COMPANY is Summit Global Logistics, Inc. and its subsidiaries.

7.6 The COMPANY LOCATION means a Company office consisting of one or more buildings within 30 miles of each other.

7.7 CORPORATE OFFICER means any person who has been duly appointed a corporate officer of the Company.

7.8      The EFFECTIVE DATE for purposes of this Plan is December 1, 2006.

7.9 An ELIGIBLE EMPLOYEE is an Employee of the Company who meets the eligibility requirements set forth in Article II.

7.10 An EMPLOYEE is an individual who (i) contracts directly with the Company (rather than through a third party, such as an employee-leasing firm), (ii) performs services for the Company and (iii) is treated as an employee of the Company for federal employment-tax purposes.

7.11 An EMPLOYMENT AGREEMENT is a written agreement by and between the Employee and the Company setting forth the terms and conditions of the Employee's employment with the Company.

7.12     ERISA means the Employee  Retirement  Income  Security Act of 1974,  as
         amended,  and  includes  regulations   promulgated  thereunder  by  the
         Secretary of Labor.

7.13 The COMPENSATION COMMITTEE means a Committee established by the Board of Directors that is authorized to, among other things, establish and maintain the Plan.

7.14 A FIDUCIARY means any person who exercises any discretionary authority or responsibility in the management or administration of the Plan or the disposition of Plan assets; or who renders investment advice for a fee or other compensation with respect to any property of the Plan.

7.15     The NAMED FIDUCIARY for the Plan is Summit.

7.16     PARTICIPANTS are Eligible Employees, as defined in Section 7.9.

7.17 PERQUISITEs means the following employee benefits to the extent an Employee is a participant in a Company plan or program providing such benefits: (i) life insurance, (ii) accidental death and dismemberment insurance, (iii) long term disability insurance and (iv) travel and accident insurance.

7.18     PERSON means a person within the meaning of Section 3(a)(9) of the Act.

7.19 The PLAN is the Summit Global Logistics, Inc., Severance Benefit Plan described in this booklet.

7.20 The PLAN YEAR is the 12-month period commencing on December 1 and ending on the immediately following November 30.

7.21 SEPARATION DATE OR TERMINATION DATE means a Participant's last day of active service with the Company as designated by the Company.

7.22 SEVERANCE PLAN BENEFIT means amounts payable under the Plan to a Participant on account of termination of his or her employment under the conditions described in Article III.

                         VIII. PLAN IDENTIFICATION DATA

Under this heading, the names and addresses of certain individuals who have various responsibilities with respect to this Plan are shown. Also, certain identification information with respect to the Plan itself is set out in case that information would be of use to you.
 _
|_|  EMPLOYER:  Summit Global Logistics, Inc.
 _
|_|  IDENTIFICATION NUMBER: The Employer's IRS identification number is _______.
 _
|_|  PLAN IDENTIFICATION NUMBER:   ______
 _
|_|  NAMED FIDUCIARY AND ADMINISTRATOR:  Summit is Summit Global Logistics, Inc.
                                         547 Boulevard, Kennilworth, NJ 07033.
 _
|_|  BASIS ON WHICH PLAN RECORDS ARE KEPT: Plan Year
 _
|_|  TYPE OF PLAN:  Unfunded welfare benefit plan providing severance benefits.
 _
|_|  AGENT FOR SERVICE OF LEGAL PROCESS  Summit is Summit Global Logistics, Inc.
                                         547 Boulevard, Kennilworth, NJ 07033.





APPROVALS
SEVERANCE BENEFIT PLAN

Adopted by the Compensation Committee
of the Board of Directors on:                               November 8, 2006

Approved by the Stockholders on:                            November 8, 2006

                                   APPENDIX A
                             (HIGH LEVEL EXECUTIVES)

Twenty-four (24) Months' Base Salary. Payments shall be made on a monthly basis.

In addition, the Company shall pay the individual's premiums for COBRA continuation coverage (individual, individual plus one or group coverage) for a period of eighteen (18) months following termination of employment. At the expiration of this eighteen (18)-month period, the Company will pay the individual, in a single lump sum, the cash value of six (6) additional months of premium payments for the type of coverage elected under COBRA under a substantially similar health plan. The amount to be paid under the immediately preceding sentence shall not exceed $25,000.

If the individual's employment is terminated in connection with a Change in Control, as such term is defined in Plan Section 4.2.b, the twenty-four (24) Months' Base Salary described above shall be paid to the individual in a single lump sum, the COBRA and health care benefits shall be provided as described above, and the Company also will provide the individual with outplacement benefits of an amount commensurate with the individual's position with the Company, the value of such benefits not to exceed $10,500. The Company will also continue to maintain the identical level of Perquisites and benefits enjoyed by the individual prior to the Change in Control for a period of two (2) years following his or her last day of employment. For these purposes, a termination of the individual's employment shall conclusively be deemed to be in connection with a Change in Control if such termination occurs during the time period commencing on the date of the Change in Control and ending on the second anniversary of the closing date for the transaction effecting the Change in Control.

This Exhibit A confirms that, solely for purposes of the Summit Global Logistics, Inc. Severance Benefit Plan, Robert Agresti is within category described above.

                                   APPENDIX A
                                (VICE PRESIDENTS)

Twelve (12) Months' Base Salary.  Payments shall be made on a monthly basis.

In addition, the Company shall pay the individual's premiums for COBRA continuation coverage (individual, individual plus one or family coverage, as applicable) for a period of twelve (12) months following termination of employment.

If the individual's employment is terminated in connection with a Change in Control, as such term is defined in Plan Section 4.2.b, the remaining balance of the Months' Base Salary owed to the individual shall be paid to him or her in a single lump sum, the COBRA benefits shall be provided as described above, and the Company also will provide the individual with outplacement benefits of an amount commensurate with the individual's position with the Company, the value of such benefits not to exceed $7,500. The Company will also continue to maintain the identical level of Perquisites and benefits enjoyed by the individual prior to the Change in Control for a period of one (1) year following his or her last day of employment. For these purposes, a termination of the individual's employment shall conclusively be deemed to be in connection with a Change in Control if such termination occurs during the time period commencing on the date of the Change in Control and ending on the second anniversary of the closing date for the transaction effecting the Change in Control.

This  Exhibit  A  confirms  that,  solely  for  purposes  of the  Summit  Global
Logistics,  Inc.  Severance  Benefit  Plan,   ______________________  is  within
category described above.

                                   APPENDIX A
                           (ASSISTANT VICE PRESIDENTS)

Nine (9) Months' Base Salary.  Payments shall be made on a monthly basis.

In addition, the Company shall pay the individual's premiums for COBRA continuation coverage (individual, individual plus one or family coverage, as applicable) for a period of nine (9) months following termination of employment.

If the individual's employment is terminated in connection with a Change in Control, as such term is defined in Plan Section 4.2.b, the remaining balance of the Months' Base Salary owed to the individual shall be paid to him or her in a single lump sum, the COBRA benefits will be provided as described above and the Company also will provide the individual with outplacement benefits of an amount commensurate with the individual's position with the Company, the value of such benefits not to exceed $7,500. The Company will also continue to maintain the identical level of Perquisites and benefits enjoyed by the individual prior to the Change in Control for a period of nine (9) months following his or her last day of employment. For these purposes, a termination of the individual's employment shall conclusively be deemed to be in connection with a Change in Control if such termination occurs during the time period commencing on the date of the Change in Control and ending on the second anniversary of the closing date for the transaction effecting the Change in Control.

This  Exhibit  A  confirms  that,  solely  for  purposes  of the  Summit  Global
Logistics,  Inc.  Severance  Benefit  Plan,   ______________________  is  within
category described above.

                                   APPENDIX A
                          (REGULAR SALARIED EMPLOYEES)

Two (2) Weeks' Base Salary for each Year of Service. Minimum of six (6) weeks and a maximum of twenty-six (26) weeks.

This  Exhibit  A  confirms  that,  solely  for  purposes  of the  Summit  Global
Logistics,  Inc.  Severance  Benefit  Plan,   ______________________  is  within
category described above.

                                   APPENDIX A
                               (HOURLY EMPLOYEES)

One Week Base Salary for each Year of Service. Minimum of six (6) weeks and a maximum of twenty-six (26) weeks.

This  Exhibit  A  confirms  that,  solely  for  purposes  of the  Summit  Global
Logistics,  Inc.  Severance  Benefit  Plan,   ______________________  is  within
category described above.